Exhibit 99.2

August 2008
Company Fact Sheet
NEWPARK RESOURCES, INC.
NYSE: NR

Leadership, Focus and Growth

WWW.NEWPARK.COM

- **Recognized Name in Drilling Fluids.** Newpark Resources is one of the leading providers of proprietary drilling fluids to the oil and gas industry. Fluids segment revenues have experienced brisk growth of 25% compound annual growth rate since 2003 and account for over 80% of total revenues.

- **Actively Growing Worldwide Fluids Business.** Newpark is targeting select international markets where it sees exceptional growth opportunities in its fluids business. Through Ava, S.p.A, its Mediterranean-based fluids business, Newpark has established a solid presence in the North African and Eastern European markets. In 2007, Mediterranean revenues increased by 41% from 2006, and 2Q08 revenues were up 53% from a year ago. Newpark has also set up operations in Brazil and was awarded a significant deepwater contract by a super major.

- **Broadening Scope of Mats & Integrated Services.** Newpark's Mats & Integrated Services segment is a top provider of well site construction services. As one of the first service providers on site, Newpark plans to leverage customer relationships into expanded services and geographic presence. Consistent with this strategy was its purchase of SEM Construction Co. in Colorado, which added well site management and equipment rental services.

- **Competitive in Deepwater Markets.** With greater deepwater activity levels worldwide, it is essential that Newpark's fluids product line meet the rigors of deepwater drilling. Its three-year contract with Eni to provide deepwater fluid systems was a major milestone and validated Newpark's competitiveness in this market.

- **Operational Re-Focus and Capital Discipline.** Newpark's strategic plan initiated in early 2007 entails: (1) an operational refocusing with an emphasis on growing the Fluids and Mats & Integrated Services segments; (2) divestiture of non-core operations; and (3) debt reduction. The Company has made significant progress on this plan, selling off non-performing assets and consolidating operations within the Mats segment. Debt has steadily been paid down since the beginning of 2007. The sale of its environmental business, which is expected to close sometime in the 2008 fourth quarter, will allow Newpark to free up excess liquidity and better position itself to pursue growth opportunities in Fluids and Mats & Integrated Services.

Price (August 15, 2008) $8.34

Stock Data

Fiscal Year-End:	December
Symbol / Exchange:	NR / NYSE
52-Week Range:	$3.76-$8.92
Common Shares O/S:	89.1mm
Market Capitalization:	$743mm
Total Enterprise Value (TEV) [1]:	$912mm
Average Daily Volume (L3M):	836,366
Insider Ownership [2]:	1.3%
13F Institutional Ownership [3]:	95.5%

Financial Data

	12/31/07	6/30/08
Total Cash:	$5.7mm	$10.2mm
Total Debt:	$177.5mm	$179.2mm
Total Stockholders' Equity:	$360.7mm	$378.1mm
Net Debt / Net Book Capital:	32.3%	30.9%

	FY2007	6M2008
Revenue ($mm) [4]:	$612.8	$372.5
Operating Income ($mm) [4]:	$55.9	$31.9
EPS [4]:	$0.28	$0.19

Segment Data

Revenue Mix [4]	1H2008
North America / International	79% / 21%
Fluid Systems / Mats	88% / 12%

Stock Price (1-year price performance)



NR Daily
8/15/08
Volume
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Millions
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1) Total Enterprise Value (TEV) defined as market capitalization plus total debt less cash.
2) Represents executive officers and directors as disclosed in the latest Proxy Statement on file with the SEC.
3) As reported by Bigdough
4) Revenue, operating income, EPS and revenue mix data is based on results from continuing operations.

©2008 Newpark Resources, Inc.
All Rights Reserved.

Company Overview Newpark Resources, Inc. (the “Company”) is a worldwide provider of proprietary drilling fluids, temporary access roads for oilfield and other commercial markets, and well site construction, management and equipment rentals. The Company operates in the U.S. Gulf Coast, West Texas, the U.S. Mid-continent, the U.S. Rocky Mountains, Canada, Mexico, Brazil and areas of Europe and North Africa surrounding the Mediterranean Sea. Fluids: Newpark’s Foundation and Platform for Growth Drilling fluids represent the core of Newpark’s business, accounting for over 80% of total Company revenues. It has been Newpark’s fastest growing business segment, with a 25% compound annual growth rate (CAGR) over the last four years. Drilling fluids serve a fundamental and critical function in oil and gas drilling as part of a rig’s “circulation system,” and different drilling conditions call for fluids of varying density, viscosity and weight. Fluids perform multiple functions, e.g., removing well cuttings, cleaning and cooling the drill bit, and well pressure control, under a host of conditions. Thus, fluids can be deceptively technological, and superior product performance can yield substantial benefits. Here, Newpark has excelled by providing versatile water-based drilling solutions, such as its DeepDrill® and FlexDrill™ systems, which not only effectively address multiple performance applications, but are also environmentally friendly. Newpark ranks fourth in both domestic and global drilling fluids market share, with a 13% domestic share and 7% global share. Long term, Newpark plans to leverage its strength in fluids to grow both organically and via targeted acquisitions worldwide. Expanding Scope of Mats & Integrated Services Newpark’s Mats & Integrated Services segment is the other platform on which the Company’s growth story will be built. Revenues in this segment have grown at a 6% CAGR over the last four years. This business is largely comprised of the rental and sale of interlocking composite and wooden mat systems to facilitate work in unstable soil conditions common around remote drilling worksites. Such services can also be used in other commercial applications. Because its services are fundamental to well site preparation, Newpark is often one of the first service providers on a worksite and can leverage this position to offer a broader array of services to its E&P customers. Newpark is broadening the geographic reach of Mats beyond its core Gulf Coast market, evidenced by its push into the northern Louisiana site construction business. Consistent with this strategic goal was the purchase of SEM Construction, which expanded the Company into well site management as well as equipment rentals in Western Colorado. Growing Presence in International & Deepwater Markets Oil and gas drilling will continue to move towards more challenging environments in less-explored areas of the globe. Newpark has targeted foreign markets as a major growth initiative, and its Mediterranean efforts have been pivotal in driving international growth. North Africa has been particularly noteworthy as the Company was awarded a contract for offshore work in Libya and has been cleared to bid on projects in Egypt after completing well tests. Since 2004, Mediterranean revenues have experienced a healthy 37% CAGR to approximately $87 million for 2007, and have already exceeded $59 million for 1H08. Going forward, Eastern Europe should also contribute a greater share of revenues. International expansion is also a part of Newpark’s deepwater strategy. For instance, since first attaining revenues in the Brazilian land market in 4Q07, the Company has broadened into the country’s offshore market. Progress toward this strategy is evidenced by a deepwater drilling fluids contract that it was awarded earlier this year by a super-major oil company. To support this contract and future business in the region, Newpark is constructing a new fluids facility in Rio de Janeiro that should become fully operational in September. However, as Newpark has incurred upfront costs in preparation for this market, operating margins have come under pressure. Although fluids margins should improve going forward, operational investments in Brazil will continue. Margins should also benefit from Newpark’s active domestic deepwater activities, under which it is operating under a three-year deepwater Gulf of Mexico contract with Eni through 2010. Executing on the Strategic Plan In March 2007, Newpark’s new management team, led by CEO Paul Howes, rolled out a new strategic plan that focused on growing and improving profitability within the Fluids and Mats & Integrated Services segments, the divestiture of non-core and poor performing assets, and a reduction of debt. 2007 was a transitional year as these initiatives were implemented. Newpark appears well on its way toward achieving these goals as evidenced in the 2008 second quarter results: Revenue was up 9% sequentially and 29% from last year to $194 million, while income from continuing operations was up 41% from last year. U.S. fluids were up 22% from a year ago to $132 million due to share gains. A cornerstone of this refocused strategy is the Company’s exit from environmental services, which was no longer strategic. During the recent quarter, management announced an agreement to sell its Environmental Services business to CCS Inc. for $85 million in cash, which is expected to close in the fourth quarter of 2008. Also during the quarter, the Company reduced debt by about $20 million bringing its debt/cap ratio to 30.9%. The cash proceeds from the sale combined with a well-capitalized financial profile should position Newpark to pursue growth opportunities in its core businesses.

Growing Share in the Drilling & Completion Fluids Market Source: Spears & Associates, Inc. Strong Revenue Growth; Margins Pressured by Infrastructure Spending Source: Company Reports International Expansion: Planning and Executing Source: Company Reports

Newpark Resources, Inc. NYSE: NR COMPANY HEADQUARTERS 2700 Research Forest Drive, Suite 100 The Woodlands, Texas 77381 Phone: (281) 362-6800 • Fax: (281) 362-6801 www.newpark.com INVESTOR RELATIONS CONTACT James E. Braun Vice President and Chief Financial Officer jbraun@newpark.com This document is issued by Newpark Resources, Inc. and was prepared in conjunction with the firm of Dennard Rupp Gray & Easterly, LLC. Reader Advisory and Forward Looking Statements This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. Newpark’s management hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this Fact Sheet and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2007, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the investigation of certain accounting matters by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost and availability of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at http://www.sec.gov, as well as through our website at http://www.newpark.com. This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire regarding the structure or the affairs of the Company. The information contained in this Fact Sheet is only current as of August 15, 2008 and the Company undertakes no obligation to update this Fact Sheet.